   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1998
                                              REGISTRATION NO. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            IDG BOOKS WORLDWIDE, INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                            ------------------------


       DELAWARE          919 E. HILLSDALE BLVD., SUITE 400       04-3078409
(STATE OF INCORPORATION)      FOSTER CITY, CA 94404           (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 1998 STOCK PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN

                            (FULL TITLE OF THE PLANS)

                            ------------------------

                                JOHN J. KILCULLEN
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                            IDG BOOKS WORLDWIDE, INC.
                        919 E. HILLSDALE BLVD., SUITE 400
                              FOSTER CITY, CA 94404
                                 (650) 655-3000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------


                                    Copy to:

                              ALAN K. AUSTIN, ESQ.
                            ELIZABETH R. FLINT, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

================================================================================



============================================================================================================
                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                                   PROPOSED     PROPOSED
                      TITLE OF                       MAXIMUM       MAXIMUM       MAXIMUM
                     SECURITIES                       AMOUNT       OFFERING     AGGREGATE     AMOUNT OF
                       TO BE                          TO BE       PRICE PER     OFFERING     REGISTRATION
                     REGISTERED                   REGISTERED(1)     SHARE         PRICE          FEE
------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.001

    To be issued for options under the 1998
    Stock Plan.................................. 2,850,000 shares   $12.87(2)      $36,679,500    $10,196.90

    To be issued under the 1998 Employee Stock     350,000 shares   $11.80(3)      $ 4,130,000    $ 1,148.14
    Purchase Plan...............................

            TOTAL                                3,200,000 SHARES                  $40,809,500    $11,345.04
============================================================================================================


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of (i) the weighted average exercise price of $11.96 per share covering outstanding options under the 1998 Stock Plan to purchase 1,497,800 shares and (ii) $13.88 per share (the average of the high and the low prices of the Registrant's Class A Common Stock as reported on the Nasdaq National Market on November 23, 1998) for 1,352,200 shares.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on $13.88 per share (85% of the average of the high and the low prices of the Registrant's Class A Common Stock as reported on the Nasdaq National Market System on November 23,
     1998). Pursuant to the 1998 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of an offering period or last day of the applicable purchase period.

                            IDG BOOKS WORLDWIDE, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by IDG Books Worldwide, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Prospectus dated July 27, 1998 as filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

        (b) The Registrant's Form 10-Q for the period ended June 27, 1998 as filed on August 21, 1998 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (c) The description of Registrant=s Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on July 22, 1998 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Article Eleventh of the Amended and Restated Certificate of Incorporation of the Registrant filed as Exhibit 4.1 incorporated by reference; Article VI of the Bylaws of the Registrant filed as Exhibit 4.2 incorporated by reference; Section 145 of the Delaware General Corporation Law; and indemnification agreements entered into between the Company and its officers and directors which, among other things, and subject to certain conditions, authorize the Company to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

         The Company has obtained directors and officers insurance providing indemnification for certain of the Company's directors, officers, affiliates, partners or employees for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.



         Exhibit
         Number                      Description
         -------                     -----------
          4.1*     Amended and Restated Certificate of Incorporation.

          4.2*     Bylaws.

          4.3      1998 Stock Plan.

          4.4      1998 Employee Stock Purchase Plan.

          5.1      Opinion of counsel as to legality of securities being registered.

         23.1      Consent of Deloitte & Touche LLP, Independent Accountants.

         23.2 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

         24.1      Power of Attorney (see signature page).

------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-53433), which was declared effective on July 27, 1998.

ITEM 9.   UNDERTAKINGS.

        (a)     The Registrant hereby undertakes:

                (i) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
                Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 25th day of November, 1998.

                                       IDG BOOKS WORLDWIDE, INC.


                                       By: /s/ JOHN J. KILCULLEN
                                          --------------------------------------
                                               John J. Kilcullen,
                                               Chairman of the Board and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Kilcullen and James A. Doehrman, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                               Title                            Date
             ---------                               -----                            ----

/s/ JOHN J. KILCULLEN                Chairman of the Board of Directors,        November 25, 1998
------------------------------       Chief Executive Officer and Director
John J. Kilcullen                    (Principal Executive Officer)


/s/ JAMES A. DOEHRMAN                Vice President and Chief Financial         November 25, 1998
------------------------------       Officer (Principal Financial Officer
James A. Doehrman                    and Principal Accounting Officer)


/s/ JAMES A. CASELLA                 Director                                   November 25, 1998
------------------------------
James A. Casella


/s/ JULIUS A. HOEFT                  Director                                   November 25, 1998
------------------------------
Julius A. Hoeft


/s/ LAWRENCE B. LEVY                 Director                                   November 25, 1998
------------------------------
Lawrence B. Levy


/s/ PATRICK J. MCGOVERN              Director                                   November 25, 1998
------------------------------
Patrick J. McGovern

                                INDEX TO EXHIBITS



         Exhibit
         Number                      Description
         -------                     -----------
          4.1*     Amended and Restated Certificate of Incorporation.

          4.2*     Bylaws.

          4.3      1998 Stock Plan.

          4.4      1998 Employee Stock Purchase Plan.

          5.1      Opinion of counsel as to legality of securities being registered.

         23.1      Consent of Deloitte & Touche LLP, Independent Accountants.

         23.2 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

         24.1      Power of Attorney (see signature page).

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*       Incorporated by reference to the Registrant's Registration Statement on
        Form S-1, as amended (No. 333-53433), which was declared effective on July 27, 1998.